                                    EXHIBIT 2.2

                     INTERNET SPORTS NETWORK, INC. PURCHASE OF

             SHARES OF SPORTSMARK INC., SPORTSMARK PROMOTIONS, INC. &

                         CLASSROOM 2000 INC. AND ASSETS OF

                   SMP SPORTSMARK PROMOTIONS INTERNATIONAL, INC.

                          CLOSING DATE: FEBRUARY 5, 1999

                             SHARE PURCHASE AGREEMENT

MADE EFFECTIVE AS OF THE 1st DAY OF FEBRUARY, 1999 (the "Effective Date").

BETWEEN:      GEOFF FORD, of 6415 20th Street, S.W. Calgary, Alberta, T3E 5L4
                    ("Mr. G. Ford"); WILLIAM GIBSON, of 101 Sunset Way, S.E. Calgary, Alberta, T2X 2H6 ("Mr. Gibson"); and

                    ROBERT MOSER, of 433 Wilkinson Place, S.E. Calgary, Alberta, T2J 2CZ ("Mr. Moser");

              (individually a "Vendor" and collectively the "Vendors")

AND: SPORTSMARK INC. (Corporate Access No. 203552690), corporation incorporated under the laws of Alberta having a registered office at 1050 - 10201 Southport Road S.W., Calgary, Alberta, T2W 4X9;

              ("Targetco")
AND: INTERNET SPORTS NETWORK, INC., a company incorporated under the laws of Nevada having a place of business at #700 - 509 Richards Street, Vancouver, British Columbia, V6B 2Z6;
              (the "Purchaser")

WHEREAS:

The authorized share capital of Targetco consists of Fifty (50) Class "A" Common Voting Shares without par value, Fifty (50) Class "B" Common Non-Voting Shares without par value, an unlimited number of Class "C" Voting Shares and an unlimited number of Class "D" Preferred Non-Voting Shares, of which only One Hundred (100) Class "C" Voting Shares and Twelve Hundred (1,200) Class "D" Preferred Non-Voting Shares (collectively, the "Targetco Shares") are issued and outstanding;

The Vendors are the registered and beneficial owners of the Targetco Shares as follows:


Mr. G. Ford     as to     45 Class "C" and    540 Class "D" Targetco Shares
Mr. Gibson      as to     45 Class "C" and    540 Class "D" Targetco Shares
Mr. Moser       as to     10 Class "C" and    120 Class "D" Targetco Shares
                        ---------------------------------------------------
Total Targetco Shares:   100 Class "C" and  1,200 Class "D" Targetco Shares;
                        ===================================================

The Vendors have agreed to sell the Targetco Shares to the Purchaser, and the Purchaser has agreed to purchase the Targetco Shares from the Vendors, on the terms and conditions set forth in this Agreement; and

The Purchaser has also agreed to purchase certain assets from SMP SportsMark Promotions International Inc. ("SMPI"), a Barbados company, pursuant to the terms of an Asset Purchase Agreement (the "SMPI Agreement") executed contemporaneously with this Agreement, and the Purchaser has agreed to purchase from SportsMark Holdings Inc. ("SMH") certain loans and the shares of SportsMark Promotions Inc. ("Promotions"), a Delaware company, and Classroom 2000 Inc. ("Classroom 2000") an Alberta company, pursuant to the terms of a Share Purchase Agreement (the "SMH Agreement") executed contemporaneously with this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree (the "Agreement") each with the other as follows:

1.   PURCHASE AND SALE

1.1 Subject to the terms and conditions of this Agreement, the Vendors each agree to sell their Targetco Shares to the Purchaser, and the Purchaser agrees with each of the Vendors to purchase their Targetco Shares, on the Closing Date for the sum of U.S.$730,000 (the "Purchase Price").

1.2 The Purchase Price shall be paid by the Purchaser to the Vendors as follows:

         Mr. G. Ford                as to            U.S.$328,500.00
         Mr. Gibson                 as to            U.S.$328,500.00
         Mr. Moser                  as to            U.S.$ 73,000.00
                                                     ---------------
            Total Cash Payment:                      U.S.$730,000.00
                                                     ===============

1.3 The transactions contemplated under this Agreement shall be completed at the offices of the Purchaser's solicitors, Messrs. Campney & Murphy, P.O. Box 48800, 2100-1111 West Georgia Street, Vancouver, British Columbia, or at such other place as may be agreed upon by the parties in writing, at 11:00 o'clock a.m. local time in Vancouver, British Columbia (the "Time of Closing") on 5 February 1999 or on such other date as may be determined in accordance with this Agreement or by further agreement in writing between the parties (the "Closing Date").

2.   CONDITIONS PRECEDENT

2.1 The Purchaser's obligation to carry out the terms of this Agreement and to complete its transactions contemplated under this Agreement is subject to the fulfilment to the satisfaction of the Purchaser of each of the following conditions that:

     (a) by the Subject Removal Date (defined below), the Purchaser shall have been able to complete the Purchaser's Investigation (defined below) with results to its reasonable satisfaction;

     (b) by the Subject Removal Date, the directors of the Purchaser shall have approved of this Agreement and all of the transactions contemplated under this Agreement, in their absolute discretion;

     (c) by the Closing Date, Targetco shall have entered into written employment and non-competition agreements with each of the Vendors and with Mr. Peter Ford (the "Employment Agreements"), substantially in the form which appears as Schedule "A" to this Agreement;

     (d) at the Time of Closing, the solicitors for the Vendors shall provide an opinion dated as of the Closing Date, the form of which appears as Schedule "B" to this Agreement;

     (e) as of the Time of Closing, the Vendors and Targetco shall have complied with all of their respective covenants and agreements contained in this Agreement;

     (f) as of the Time of Closing, the representations and warranties of the Vendors or any one of them contained in this Agreement or contained in any certificates or documents delivered by them or any one of them pursuant to this Agreement shall be completely true as if such representations and warranties had been made by the Vendors as of the Time of Closing;

     (g) at the Time of Closing, Targetco shall deliver to the Purchaser lists of the names and contact information for at least SEVEN HUNDRED AND FIFTY THOUSAND (750,000) different people who at some time during the past three (3) years have been bona fide subscribers for services from, or contestants in games operated by, Targetco or Promotions (the "Participant Lists"); and

     (h) at the Time of Closing, the transactions contemplated under the SMPI Agreement and the SMH Agreement shall complete contemporaneously with the transactions contemplated herein.

The conditions set forth above are for the exclusive benefit of the Purchaser and each may be waived by the Purchaser in whole or in part at or before the time indicated for removal, without prejudice to any remedies that may otherwise be available to the Purchaser.

2.2 The Vendors' respective obligations to carry out the terms of this Agreement and to complete their respective transactions contemplated under this Agreement are subject to the fulfilment to their satisfaction of each of the following conditions that:

     (a) at the Time of Closing, the solicitors for the Purchaser shall provide an opinion dated as of the Closing Date, the form of which appears as Schedule "C" to this Agreement;

     (b) as of the Time of Closing, the Purchaser shall have complied with all of its covenants and agreements contained in this Agreement;

     (c) at the Time of Closing, the representations and warranties of the Purchaser contained in this Agreement or contained in any certificates or documents delivered by it pursuant to this Agreement shall be completely true as if such representations and warranties had been made by the Purchaser as of the Time of Closing; and

     (d) at the Time of Closing, the transactions contemplated under the SMPI Agreement and the SMH Agreement shall complete contemporaneously with the transactions contemplated herein.

The conditions set forth above are for the exclusive benefit of each of the Vendors and may be waived by each of them in whole or in part at or before the Time of Closing, without prejudice to any remedies that may otherwise be available to the Vendors.

2.3  The Subject Removal Date shall be 5 February 1999.

3.   COVENANTS, AGREEMENTS AND ACKNOWLEDGMENTS

3.1 The Vendors and Targetco jointly and severally covenant and agree with the Purchaser that the Vendors and Targetco shall:

     (a) from and including the Effective Date through to and including the Time of Closing, permit the Purchaser, through its directors, officers, employees and authorized agents and representatives (collectively the "Purchaser's Representatives") at its own cost, full access to Targetco's books, records and property including, without limitation, all of the Assets, contracts and minute books of Targetco, so as to permit the Purchaser to make such investigation (the "Purchaser's Investigation") of Targetco as the Purchaser deems necessary;

     (b) from and including the Effective Date through to and including the Time of Closing, do all such acts and things necessary to ensure that all of the representations and warranties of the Vendors or any one of them contained in this Agreement or any certificates or documents delivered by them or any one of them pursuant to this Agreement remain true and correct;

     (c) from and including the Effective Date through to and including the Time of Closing, preserve and protect the goodwill, Assets, business and undertaking of Targetco and, without limiting the generality of the foregoing, carry on the business of Targetco in a reasonable and prudent manner;

     (d) from and including the Effective Date through to and after the Time of Closing, do all such acts and things necessary to obtain any consents that may be required under the terms of any of the Material Contracts listed on Schedule "H" in respect of any assignment that may be deemed to occur on transfer of the Targetco Shares; and

     (e) from and including the Effective Date through to and after the Time of Closing, keep confidential all discussions and communications (including all information communicated therein) between the parties, and all written and printed materials of any kind whatsoever exchanged by the parties, and, if so requested by the Purchaser, the Vendors and Targetco shall arrange for any director, officer, employee, authorized agent or representative of Targetco to enter into and the Vendors themselves shall enter into a non-disclosure agreement with the Purchaser in a form acceptable to the Purchaser acting reasonably.

3.2 The Vendors and Targetco jointly and severally covenant and agree with the Purchaser that, from and including the Effective Date through to and including the Time of Closing, the Vendors and Targetco shall:

     (a) not do any such act or thing that would render any representation or warranty of the Vendors or any one of them contained in this Agreement or any certificates or documents delivered by them or any one of them pursuant to this Agreement untrue or incorrect; and

     (b) not negotiate with any other person in respect of a purchase and sale of any of the Targetco Shares or any part of the Assets, other than a sale of part of the Assets in the ordinary course of Targetco's business.

3.3 The Vendors jointly and severally acknowledge to and agree with the Purchaser that the Purchaser's Investigation shall in no way limit or otherwise adversely affect the rights of the Purchaser as provided for hereunder in respect of the representations and warranties of the Vendors contained in this Agreement or in any certificates or documents delivered by them pursuant to this Agreement.

3.4 The Purchaser covenants and agrees with the Vendors and with Targetco that the Purchaser shall:

     (a) from and including the Effective Date through to and including the Time of Closing, do all such acts and things necessary to ensure that all of the representations and warranties of the Purchaser contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement remain true and correct;

     (b) from and including the Effective Date through to and after the Time of Closing and subject to any obligations imposed by law or as a result of any application for listing on a stock exchange, keep confidential all discussions and communications (including all information communicated therein) between the parties, and all written and printed materials of any kind whatsoever exchanged by the parties, and, if so requested by the Vendors or by Targetco, the Purchaser shall arrange for any of the Purchaser's Representatives to enter into, and the Purchaser itself shall enter into, a non-disclosure agreement with the Vendors and Targetco in a form acceptable to the Vendors and Targetco acting reasonably; and

     (c) from and after the Time of Closing, cause Targetco to maintain the keyman insurance referred to on Schedule "H", or comparable replacement keyman insurance, in respect of each of Mr. G. Ford, Mr. Gibson and Mr. Moser, respectively, for so long as each continues to be employed by Targetco.

3.5 The Purchaser covenants and agrees with the Vendors and with Targetco that, from and including the Effective Date through to and including the Time of Closing, the Purchaser shall not do any such act or thing that would render any representation or warranty of the Purchaser contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement untrue or incorrect.

3.6 Immediately following the Closing, the Purchaser shall cause Targetco to increase the number of Targetco's directors to at least three, and appoint Mr. G. Ford as a director of Targetco to serve until the next annual general meeting of Targetco, subject to consent to act being received from Mr. G. Ford, and subject always to the Articles of Targetco and applicable corporate law.

3.7 Immediately following the Closing, the Purchaser shall cause Promotions to increase the number of Promotion's directors to at least three, and appoint Mr. G. Ford as a director of Promotions to serve until the next annual general meeting of Promotions, subject to consent to act being received from Mr. G. Ford, and subject always to the Articles of Promotions and applicable corporate law.

3.8 Immediately following the Closing, the Purchaser shall cause Classroom 2000 to increase the number of Classroom 2000's directors to at least three, and appoint Mr. Gibson as a director of Classroom 2000 to serve until the next annual general meeting of Classroom 2000, subject to consent to act being received from Mr. Gibson, and subject always to the Articles of Classroom 2000 and applicable corporate law.

3.9 Immediately following the Closing, the Purchaser shall increase the number of the Purchaser's directors to at least five, and appoint Mr. G. Ford and Mr. Gibson as directors of the Purchaser, to serve until the next annual general meeting of the Purchaser, subject to consent to act being received from Mr. G. Ford and Mr. Gibson, and subject always to the Articles of the Purchaser and applicable corporate law.

4.  REPRESENTATIONS AND WARRANTIES

4.1 In order to induce the Purchaser to enter into this Agreement and complete its transactions contemplated hereunder, the Vendors jointly and severally represent and warrant to the Purchaser that:

         (a) Targetco was and remains duly incorporated under the laws of the Province of Alberta.

         (b)      Targetco:

         (i) is a "private issuer" as that term is defined in the SECURITIES ACT, Alberta (the "Securities Act");

         (ii) does not maintain an office or mailing address, or have any employees, agents or equipment (including any computer server equipment) in any jurisdiction other than its jurisdiction of incorporation; and

         (iii) is in good standing with respect to the filing of annual reports in the jurisdiction of its incorporation and in each jurisdiction in which it carries on business;

         (c) the authorized and issued share capital of Targetco is as set forth in paragraphs A and B of the recitals to this Agreement;

         (d) the Targetco Shares are validly issued and outstanding fully paid and non-assessable common shares of Targetco registered in the names of, and beneficially owned by, the Vendors as set forth in paragraph B of the recitals to this Agreement free and clear of all voting restrictions, trade restrictions, liens, charges or encumbrances of any kind whatsoever;

         (e) except for the Targetco Shares, there are no shares, options, convertible debentures, documents, instruments or other writings of any kind whatsoever which may constitute a "security" of Targetco as that term is defined in the Securities Act or any other applicable legislation and, except as is provided for by operation of this Agreement, there are no options, agreements or rights of any kind whatsoever to acquire all or any part of the Targetco Shares or any interest in them or in any other share capital of Targetco;

         (f) the constating documents of Targetco have not been altered since incorporation except in respect of the amendment to Targetco's Articles filed on 18 February 1994;

         (g) all of the material transactions of Targetco have been promptly and properly recorded or filed in or with the books or records of Targetco, and the minute books of Targetco contain all records of the meetings and proceedings of shareholders and directors of Targetco since its date of incorporation;

         (h) to the best of their knowledge, Targetco holds all licences and permits that are required for carrying on its business in the manner in which such business has been carried on;

         (i) Targetco is the registered and beneficial owner of all worldwide right, title and interest in and to the properties and assets (collectively the "Assets") listed on Schedule "D" to this Agreement, and such Assets represent all of the property and assets used by Targetco and which are necessary or useful in the conduct of its business;

         (j) Targetco has the corporate power to own the Assets owned by it and carry on the business carried on by it and Targetco is duly qualified to carry on business in all jurisdictions in which it carries on business;

         (k) Targetco has good and marketable title to the Assets free and clear of all liens, charges and encumbrances of any kind whatsoever save and except those specified as "Permitted Encumbrances" on Schedule "D" to this Agreement;

         (l) to the best of their knowledge, no third party privacy or intellectual property rights, including without limitation, copyright, trade secret or patent rights, were violated in the creation, compilation or acquisition of the Assets by Targetco or by any party through whom Targetco acquired title;

         (m) all machinery and equipment of any kind whatsoever comprised in the Assets are in reasonable operating condition and in a state of reasonable maintenance and repair taking into account their age and use;

         (n) all of the bank accounts and safety deposit boxes of Targetco are listed on Schedule "D" to this Agreement;

         (o) Targetco maintains insurance against loss of, or damage to, the Assets by all insurable risks on a replacement cost basis and reasonable insurance with respect to public liability for a business of its size (collectively the "Insurance Coverage"), and all of the policies (the "Insurance Policies") in respect of such Insurance Coverage are described on Schedule "E" to this Agreement and all such Insurance Policies are in good standing in all respects and not in default in any respects;

         (p) the unaudited financial statements of Targetco for its fiscal years ended 30 November 1994, 1995, 1996, 1997 and 1998 and the unaudited interim financial statements of Targetco for the interim period of December 1998 (collectively, the "Targetco Financial Statements"), copies of which appear as Schedule "F" to this Agreement, are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of Targetco for the periods then ended and the Targetco Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

         (q) the books and records of Targetco disclose all material financial transactions of Targetco arising subsequent to the preparation of the Targetco Financial Statements and such transactions have been fairly and accurately recorded;

         (r)      since 31 December 1998:

         (i) no dividends or other distributions of any kind whatsoever on any shares in the capital of Targetco have been made, declared or authorized;

         (ii) Targetco has not become indebted to the Vendors or any one of them, except for current employment compensation as described in Schedule "G";

         (iii) none of the Vendors or any other officer, director or employee of Targetco has become indebted or under obligation to Targetco on any account whatsoever; and

         (iv) Targetco has not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation of any kind whatsoever;

         (s) there are no material liabilities of Targetco, whether direct, indirect, absolute, contingent or otherwise which are not disclosed or reflected in the Targetco Financial Statements except those incurred in the ordinary course of business since the date the Targetco Financial Statements were prepared, all of which are recorded in the books and records of Targetco, and except for revenue sharing obligations pursuant to the Material Contracts listed on Schedule "H";

         (t) to the best of their knowledge, the accounts receivable of Targetco shown on the Targetco Financial Statements or recorded in the books and records of Targetco are bona fide, good and collectible without set-off or counterclaim;

         (u)      since 31 December 1998:

         (i) there has not been any material adverse change of any kind whatsoever in the financial position or condition of Targetco or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business or Assets or the right or capacity of Targetco to carry on its business;

         (ii) Targetco has not waived or surrendered any right of any kind whatsoever of material value;

         (iii) Targetco has not discharged, satisfied or paid any lien, charge or encumbrance of any kind whatsoever or obligation or liability of any kind whatsoever other than current liabilities in the ordinary course of its business or as expressly permitted under this Agreement;

         (iv) the business of Targetco has been carried on in the ordinary course;

         (v) no new machinery or equipment of any kind whatsoever has been ordered by, or installed or assembled on the premises of, Targetco, except that Targetco has agreed to lease from IBM a new server valued at approximately $2,500 on IBM's usual equipment lease terms; and

         (vi) no capital expenditures exceeding in the aggregate $10,000 have been authorized or made by Targetco;

         (v) the directors, officers, employees, contractors and consultants of Targetco and all of their compensation arrangements with Targetco, whether as directors, officers or employees of, or as independent contractors or consultants to, Targetco, are as listed on Schedule "G" to this Agreement;

         (w) no payments of any kind whatsoever have been made or authorized by Targetco to or on behalf of the Vendors or any one of them or to or on behalf of any of the directors, officers, employees contractors or consultants of Targetco except in accordance with those compensation arrangements specified on Schedule "G" to this Agreement or except as contemplated by this Agreement;

         (x) there are no pensions, profit sharing, group insurance or similar plans or other deferred compensation plans of any kind whatsoever affecting Targetco other than those specified on Schedule "G" to this Agreement;

         (y) Targetco is not now, and has never been, a party to any collective agreement with any labour union or other association of employees of any kind whatsoever;

         (z) the contracts and agreements included on Schedules "A", "E" and "G" to this Agreement and those additional contracts and agreements specified on Schedule "H" to this Agreement (collectively the "Material Contracts") constitute all of the material contracts and agreements of Targetco, and current, complete and true copies of all the Material Contracts have been delivered to the Purchaser;

         (aa) Targetco has not licensed, leased, transferred, disposed of or encumbered any of the Assets in any way, or permitted any third party access to any of the Assets, including in particular the source code to the computer software and the contestant and subscriber information included in the Assets, except in accordance with the terms of the Material Contracts;

         (bb) to the best of their knowledge, except as is noted on the appropriate Schedule to this Agreement, the Material Contracts are in good standing in all respects and not in default in any respect;

         (cc) except as is noted on the appropriate Schedule to this Agreement, Targetco can terminate all of their obligations under each of the Material Contracts without liability on not more than one month's notice;

         (dd) all tax returns and reports of Targetco required by law to be filed have been filed and are substantially true, complete and correct and all taxes and other government charges of any kind whatsoever of Targetco have been paid or accrued in the Targetco Financial Statements;

         (ee) Targetco has been assessed for all applicable income and capital tax for all of its full or partial fiscal years to and including its fiscal year ended 31 December, 1997;

         (ff) Targetco has been and will be until the completion of this Agreement a Canadian-controlled private corporation within the meaning of the Tax Act;

         (gg)     Targetco has not:

                  (i) made any election under Section 85 of the Income Tax Act, R.S.C. 1952 C-148 as amended (the "Tax Act") with respect to the acquisition or disposition of any property, other than the three elections made as of 15 February 1994 in respect of transfers of property by Mr. G. Ford, Mr. Gibson and Mr. Moser, for which the amounts elected were the fair market values of the property transferred;

                  (ii) acquired any property from a person, otherwise than at arm's length, for proceeds greater than the fair market value thereof; or

                  (iii) disposed of anything to a person, otherwise than at arm's length, for proceeds less than the fair market value thereof;

         (hh) Targetco has made all elections required to have been made under all applicable tax legislation in connection with any distributions made by it and all such elections were true and correct and made in the prescribed form and within the prescribed time period;

         (ii) adequate provision has been made for taxes payable by Targetco for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers or other arrangements of any kind whatsoever providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax or governmental charge of any kind whatsoever by Targetco;

         (jj) they are not aware of any contingent tax liabilities of Targetco of any kind whatsoever or any grounds which would prompt a reassessment of Targetco including aggressive treatment of income and expenses in earlier tax returns filed;

         (kk) there are no amounts outstanding and unpaid for which Targetco has previously claimed a deduction under any applicable tax legislation;

         (ll) none of the Vendors is a "non-resident of Canada" within the meaning of that phrase as it is used in the Canada INCOME TAX ACT;

         (mm) Targetco has made all collections, deductions, remittances and payments of any kind whatsoever and filed all reports and returns required by it to be made or filed under the provisions of all applicable statutes requiring the making of collections, deductions, remittances or payments of any kind whatsoever in those jurisdictions in which it carries on business;

         (nn) Targetco is "Canadian" within the meaning of the INVESTMENT CANADA ACT, R.S.C. 1985 C-28, as amended (the "Investment Canada Act");

         (oo) to the best of their knowledge, there are no actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting the Vendors or any one of them or Targetco at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever and there is no basis therefor;

         (pp) to the best of their knowledge, Targetco is not in breach of any law, ordinance, statute, regulation, bylaw, order or decree of any kind whatsoever;

         (qq) the Vendors and Targetco have good and sufficient right and authority to enter into this Agreement and complete their respective transactions contemplated under this Agreement on the terms and conditions set forth herein;

         (rr) to the best of their knowledge, the execution and delivery of this Agreement, the performance of their respective obligations under this Agreement and the completion of their respective transactions contemplated under this Agreement will not:

                  (i) conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the constating documents of Targetco or any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which Targetco, the Vendors or any one or more of them is a party or by which any one of them is bound, or any judgment or order of any kind whatsoever of any court or administrative body of any kind whatsoever by which any one of them is bound; and

                   (ii) result in the violation of any law or regulation of any kind whatsoever by any of the Vendors or by Targetco;

         (ss) neither Targetco nor the Vendors nor any of them has incurred any liability for brokers' or finder's fees of any kind whatsoever with respect to this Agreement or any transaction contemplated under this Agreement; and

         (tt) to the best of their knowledge, the representations and warranties of the Vendors contained in this Agreement disclose all material facts specifically relating to the transactions involving the Vendors and Targetco contemplated under this Agreement which materially and adversely affect, or in the future may materially and adversely affect, their respective abilities to perform their respective obligations under this Agreement.

4.2 The representations and warranties of the Vendors contained in this Agreement shall be true at the Time of Closing as though they were made at the Time of Closing and they shall survive the completion of the transactions contemplated under this Agreement and remain in full force and effect thereafter for the benefit of the Purchaser for a period of five (5) years after the Time of Closing in respect of representations and warranties relating to tax matters, and for a period of two (2) years after the Time of Closing in respect of all other representations and warranties.

4.3 In order to induce the Vendors to enter into this Agreement and complete their respective transactions contemplated hereunder, the Purchaser represents and warrants to the Vendors that:

         (a) the Purchaser was and remains duly incorporated under the laws of Nevada and the Purchaser is in good standing with respect to the filing of annual reports in that jurisdiction; and

         (b) to the best of its knowledge, the Purchaser holds all licences and permits that are required for carrying on its business in the manner in which such business has been carried on.

4.4 The representations and warranties of the Purchaser contained in this Agreement shall be true at the Time of Closing as though they were made at the Time of Closing and shall terminate on and not survive the completion of the transactions contemplated under this Agreement.

5.   INDEMNITY

5.1 Notwithstanding the completion of the transactions contemplated under this Agreement or the Purchaser's Investigation, the representations, warranties and acknowledgments of the Vendors or any one of them contained in this Agreement or any certificates or documents delivered by them or any one of them pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and shall continue in full force and effect thereafter for the benefit of the Purchaser for a period of five
(5) years after the Time of Closing in respect of representations, warranties and acknowledgments relating to tax matters, and for a period of two (2) years after the Time of Closing in respect of all other representations, warranties and acknowledgments. If any of the representations, warranties or acknowledgments given by the Vendors or any one of them in this Agreement are found to be untrue or there is a breach of any covenant or agreement in this Agreement on the part of the Vendors or any one of them, the Vendors shall jointly and severally indemnify and save harmless the Purchaser from and against any and all liability, claims, debts, demands, suits, actions, penalties, fines, losses, costs (including legal fees and disbursements as charged by a lawyer to his own client), damages and expenses of any kind whatsoever which may be brought or made against the Purchaser by any person, firm or corporation of any kind whatsoever or which may be suffered or incurred by the Purchaser, directly or indirectly, arising out of or as a consequence of any such misrepresentation or breach of warranty, acknowledgment, covenant or agreement. Without in any way limiting the generality of the foregoing, this shall include any loss of any kind whatsoever which may be suffered or incurred by the Purchaser, directly or indirectly, arising out of a misrepresentation or breach of warranty related to any material assessment or reassessment levied upon Targetco for tax, interest and/or penalties for any period up to and including the Closing Date and all claims, demands, costs (including legal fees and disbursements s charged by a lawyer to his own client) and expenses of any kind whatsoever in respect of the foregoing.

6.   CLOSING DOCUMENTS

6.1 At the Time of Closing, the Vendors shall deliver to the solicitors for the Purchaser:

         (a) a certified true copy of the resolutions of the directors of Targetco evidencing that the directors of the Targetco have approved this Agreement and all of the transactions of Targetco contemplated hereunder and the resolutions shall include specific reference to:

                  (i) the sale and transfer of the Targetco Shares from the Vendors to the Purchaser as provided for in this Agreement;

                  (ii) the cancellation of the share certificates (the "Old Share Certificates") representing the Targetco Shares held as set forth in paragraph B of the recitals to this Agreement; and

                  (iii) the issuance of a new share certificate (the "New Share Certificate") representing the Targetco Shares registered in the name of the Purchaser;

         (b)      the Old Share Certificates;

         (c)      the New Share Certificate;

         (d)      the Participant Lists;

         (e) the Employment Agreements referred to in subparagraph 2.1(c) of this Agreement;

         (f) the solicitor's opinion referred to in subparagraph 2.1(d) of this Agreement;

         (g)      all the minute books and corporate seals of Targetco;

         (h) a certificate of confirmation signed by the Vendors in the form attached as Schedule "I" to this Agreement;

         (i) a release in the form of Schedule "J" to this Agreement (the "RELEASE") from each of the Vendors and Peter Ford of all claims against Targetco or any of Promotions or Classroom 2000 for any outstanding amounts owing by Targetco or any of Promotions or Classroom 2000 to any of the Vendors or Peter Ford on account of any loans, bonuses, reimbursements, compensation, fees, royalties, dividends or other consideration whatsoever, except only as provided in the Employment Agreements; and

         (j) any other materials that are, in the opinion of the solicitors for the Purchaser, reasonably required to complete the transactions contemplated under this Agreement.

6.2 At the Time of Closing, the Purchaser shall deliver to the solicitors for the Vendors:

         (a) certified true copies of the resolutions of the directors of the Purchaser, evidencing that the directors of the Purchaser have approved this Agreement and all of the transactions of the Purchaser contemplated hereunder;

         (b) the Purchase Price as provided for in subparagraph 1.2 of this Agreement;

         (c) the solicitor's opinion referred to in subparagraph 2.2 (a) of this Agreement; and

         (d) a certificate of confirmation signed by a director or officer of the Purchaser in the form attached as Schedule "K" to this Agreement.

7.   GENERAL

7.1 Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement and any waiver by the parties of this paragraph
7.1 or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.

7.2 The Schedules to this Agreement incorporated by reference and the recitals to this Agreement constitute a part of this Agreement.

7.3 This Agreement constitutes the entire Agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein.

7.4 The headings in this Agreement are for reference only and do not constitute terms of the Agreement.

7.5 The provisions contained in this Agreement which, by their terms, require performance by a party to this Agreement subsequent to the Closing Date of this Agreement, shall survive the Closing Date of this Agreement.

7.6 No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by the parties directly affected by such alteration, amendment, modification or interpretation.

7.7 Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

7.8 The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing Date, reasonably require in order to carry out the full intent and meaning of this Agreement.

7.9 Any notice, request, demand and other communication to be given under this Agreement shall be in writing and shall be delivered by hand or by telecopier to the parties at their following respective addresses:

     To the Vendors or Targetco:

                  c/o SportsMark Holdings Inc.
                  Attention:  Mr. Geoff Ford
                  633 - 10201 Southport Road
                  Calgary, Alberta, T2W 4X9
                  Telephone: (403) 259-6160
                  Telecopier:  (403) 252-2438

                  with a copy to:

                  Clark Wilson, Barristers & Solicitors
                  Attention: Mr. William C. Helgason
                  800 - 855 West Georgia Street
                  Vancouver, B.C., V6C 3H1
                  Telephone: (604) 643-3103
                  Telecopier:  (604) 687-6314

     To the Purchaser:

                  Internet Sports Network, Inc.
                  #700 - 509 Richards Street
                  Vancouver, B.C., V6B 2Z6
                  Attention:  Mr. Roger Earle
                  Telephone: (604) 684-1880
                  Telecopier:  (604) 684-1870

                  with a copy to:

                  Campney & Murphy, Barristers & Solicitors
                  Attention: Mr. Andrew G. Kadler
                  2100 - 1111 West Georgia Street
                  Vancouver, B.C., V7X 1K9
                  Telephone: (604) 661-7522
                  Telecopier:  (604) 688-0829
or to such other addresses as may be given in writing by the parties hereto in the manner provided for in this paragraph, and shall be deemed to have been received, if delivered by hand, on the date of delivery, or if delivered by telecopier, on the date that it is sent.

7.10 This Agreement or any rights hereunder may be assigned by the Purchaser with the consent of the Vendors, not to be unreasonably delayed or withheld, but any such assignment shall not release the Purchaser from its obligations hereunder.

7.11 This Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia.

7.12 This Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals as of the Effective Date first above written.

SIGNED, SEALED & DELIVERED                                 )
by GEOFF FORD                                              )
in the presence of:                                        )
                                                           )
-------------------------------------------------------    )   /s/ GEOFF FORD
Signature of Witness                                       ) ------------------
                                                           )     GEOFF FORD
Name:                                                      )
      -------------------------------------------------    )
Address:                                                   )
        -----------------------------------------------    )
                                                           )
-------------------------------------------------------    )
Occupation:                                                )
             ------------------------------------------    )

SIGNED, SEALED & DELIVERED                                 )
by WILLIAM GIBSON                                          )
in the presence of:                                        )
                                                           )
------------------------------------------------------     )  /s/ WILLIAM GIBSON
Signature of Witness                                       )  ------------------
                                                           )    WILLIAM GIBSON
Name:                                                      )
      -------------------------------------------------    )
Address:                                                   )
        -----------------------------------------------    )
                                                           )
-------------------------------------------------------    )
Occupation:                                                )
             ------------------------------------------    )



SIGNED, SEALED & DELIVERED                                 )
by ROBERT MOSER                                            )
in the presence of:                                        )
                                                           )
                                                           )   /s/ ROBERT MOSER
Signature of Witness                                       )  ------------------
Name:                                                      )     ROBERT MOSER
      -------------------------------------------------    )
Address:                                                   )
        -----------------------------------------------    )
                                                           )
-------------------------------------------------------    )
Occupation:                                                )
             ------------------------------------------    )

THE CORPORATE SEAL of SPORTSMARK INC. was                  )
hereunto affixed in the presence of:                       )
                                                           )
                                                           )   c/s
                                                           )
-------------------------------------------------------    )
Name:                                                      )
Title:                                                     )
                                                           )
                                                           )
                                                           )
-------------------------------------------------------    )
Name:                                                      )
Title:                                                     )

THE CORPORATE SEAL of INTERNET SPORTS                      )
NETWORK, INC. was hereunto affixed in the presence         )
of:                                                        )
                                                           )   c/s
                                                           )
                                                           )
                                                           )
-------------------------------------------------------    )
Name:                                                      )
Title:                                                     )
                                                           )
                                                           )
                                                           )
-------------------------------------------------------    )
Name:                                                      )
Title:                                                     )

                                    ADDENDUM

THIS ADDENDUM dated for reference the 5th day of February, 1999,

BETWEEN: INTERNET SPORTS NETWORK, INC., a company incorporated under the laws of Nevada having a place of business at #700 - 509 Richards Street, Vancouver, British Columbia, V6B 2Z6;
                  ("ISN")
AND:       GEOFF FORD, of 6415 20th Street, S.W. Calgary, Alberta, T3E 5L4
                          ("Mr. G. Ford"); WILLIAM GIBSON, of 101 Sunset Way, S.E. Calgary, Alberta, T2X 2H6 ("Mr. Gibson"); and

                          ROBERT MOSER, of 433 Wilkinson Place, S.E. Calgary, Alberta, T2J 2CZ ("Mr. Moser");

                  (individually a "Vendor" and collectively the "Vendors")

AND: PETER FORD, of 1050 - 10201 Southport Road S.W. Calgary, Alberta, T2W 4X9 ("Peter Ford")

AND: SPORTSMARK INC. (Corporate Access No. 203552690), a corporation incorporated under the laws of Alberta having a registered office at 1050 - 10201 Southport Road S.W., Calgary, Alberta, T2W 4X9;

                  ("SMI")

AND: SPORTSMARK HOLDINGS INC. (Corporate Access No. 205311954), a corporation incorporated under the laws of Alberta having a registered office at 1900, 715 - 5 Avenue S.W., Calgary, Alberta, T2P 2X6

                  ("SMH");

AND: SPORTSMARK PROMOTIONS INC. (Corporate No. 732176013), a corporation incorporated under the laws of Delaware having a registered office at 1900, 715 - 5 Avenue S.W., Calgary, Alberta, T2P 2X6

                  ("SMP");

AND: CLASSROOM 2000 INC. (Corporate Access No. 207442955), a corporation incorporated under the laws of Alberta having a registered office at 800, 550 - 11 Avenue S.W., Calgary, Alberta, T2R 1M7

                  ("C2K");

AND: SMP SPORTSMARK PROMOTIONS INTERNATIONAL INC. (Company No. 7860), a corporation incorporated under the laws of Barbados having a registered office at Chancery Chambers, High Street, Bridgetown, Barbados;

                  ("SMPI")

WHEREAS:

The Vendors, SMI and ISN entered into a Share Purchase Agreement (the "SMI Agreement") dated 1 February 1999 pursuant to which ISN agreed to purchase the shares of SMI from the Vendors;

SMH, SMP, C2K and ISN entered into a Share Purchase Agreement (the "SMH Agreement") dated 1 February 1999 pursuant to which ISN agreed to purchase certain loans and the shares of SMP and C2K from SMH;

SMPI and ISN entered into an Asset Purchase Agreement (the "SMPI Agreement") dated 1 February 1999 pursuant to which ISN agreed to purchase certain assets from SMPI in exchange for shares of ISN;

The SMI Agreement, the SMH Agreement and the SMPI Agreement (collectively, the "Agreements") each contain conditions precedent (collectively, the "Conditions") for the benefit of each of the parties to the Agreements, one of which in each of the Agreements is the concurrent completion of all the transactions contemplated under all of the Agreements;

The SMI Agreement provides for the Vendors and Peter Ford to enter into employment agreements with SMI (the "Employment Agreements"), effective upon closing of the transactions under the SMI Agreement on 5 February 1999; and

The parties hereto have agreed on the terms set out below to complete the transactions under the SMI Agreement and the SMH Agreement on 5 February 1999, and the transactions under the SMPI Agreement on 12 February 1999;

NOW THIS ADDENDUM WITNESSES that in consideration of the premises and the covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which being hereby acknowledged by each party), the parties covenant and agree as follows:

The CDN$356,700 portion of the Purchase Price due under the SMH Agreement shall be payable by ISN issuing in favor of SMH a Promissory Note in that amount, dated and delivered to SMH on 5 February 1999, due without interest on 12 February 1999;

The Closing Date under the SMPI Agreement shall be amended to 12 February
1999;

The Employment Agreements shall not take effect until the transactions contemplated in the SMPI Agreement have been completed, but the Employment Agreements shall thereupon take effect as of 5 February 1999;

Each of the parties to this Addendum hereby waives and removes all conditions precedent for the benefit of that party contained in any of the Agreements, without prejudice to any rights or remedies that party may have whatsoever in respect of any misrepresentation, breach of warranty, default or neglect by any other party;

All other terms of the Agreements shall continue in full force and effect;

This Addendum may be executed in counterparts, and each counterpart shall constitute an original portion of this Addendum; and

This Addendum shall not be effective until it has been executed by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date set out above.

SIGNED, SEALED & DELIVERED                                 )
by GEOFF FORD                                              )
in the presence of:                                        )
                                                           )
   /s/ WILLIAM D. GIBSON                                   )   /s/ GEOFF FORD
--------------------------------------------------------   )  -----------------
Signature of Witness                                       )   GEOFF FORD
                                                           )
Name:     WILLIAM D. GIBSON                                )
     ---------------------------------------------------   )
Address:    101 Sunset Way S.E.                            )
         -----------------------------------------------   )
   Calgary, AB T2X 3C1                                     )
--------------------------------------------------------   )
Occupation:     Businessman                                )
            --------------------------------------------   )



SIGNED, SEALED & DELIVERED                                 )
by WILLIAM GIBSON                                          )
in the presence of:                                        )
                                                           )
 /s/ ROB MOSER                                             )  /s/ WILLIAM GIBSON
-------------------------------------------------------    )  ------------------
Signature of Witness                                       )    WILLIAM GIBSON
                                                           )
Name:    Rob Moser                                         )
      -------------------------------------------------    )
Address:    423 Wilkinson Place SE                         )
         ----------------------------------------------    )
   Calgary, AB T2J 2C2                                     )
-------------------------------------------------------    )
Occupation:    Businessman                                 )
            -------------------------------------------    )



SIGNED, SEALED & DELIVERED                                 )
by ROBERT MOSER                                            )
in the presence of:                                        )
                                                           )
 /s/ WILLIAM D. GIBSON                                     )   /s/ ROBERT MOSER
-------------------------------------------------------    )  -----------------
Signature of Witness                                       )     ROBERT MOSER
                                                           )
Name:    William D. Gibson                                 )
      -------------------------------------------------    )
Address: 101 Sunset Way S.E.                               )
         ----------------------------------------------    )
   Calgary, AB T2X 3C1                                     )
-------------------------------------------------------    )
Occupation:                                                )
            -------------------------------------------    )

SIGNED, SEALED & DELIVERED                                 )
by PETER FORD                                              )
in the presence of:                                        )
                                                           )
 /s/  G.M. FORD                                            )   /s/ PETER FORD
------------------------------------------------------     )   ---------------
Signature of Witness                                       )      PETER FORD
                                                           )
Name:    G.M. Ford                                         )
     -------------------------------------------------     )
Address:                                                   )
        ----------------------------------------------     )
   Calgary, AB                                             )
------------------------------------------------------     )
Occupation:     Businessman                                )
            ------------------------------------------     )



THE CORPORATE SEAL of INTERNET SPORTS                      )
NETWORK, INC. was hereunto affixed in the presence         )
of:                                                        )
                                                           )   c/s
                                                           )
                                                           )
------------------------------------------------------
Name:
Title:


------------------------------------------------------
Name:
Title:



THE CORPORATE SEAL of SMP SPORTSMARK                       )
PROMOTIONS INTERNATIONAL INC.                              )
was hereunto affixed in the presence of:                   )
                                                           )   c/s
                                                           )
                                                           )
 /s/ Trevor A. Carmichael
------------------------------------------------------
Name:    Trevor A. Carmichael
Title:   Director


 /s/ Harold L. Cole
------------------------------------------------------
Name:    Harold L. Cole
Title:   Director

THE CORPORATE SEAL of SPORTSMARK INC. was                  )
hereunto affixed in the presence of:                       )
                                                           )
                                                           )   c/s
                                                           )
 /s/ William D. Gibson                                     )
---------------------------------------------------------- )
Name:     William D. Gibson                                )
Title:    President                                        )
                                                           )
                                                           )
 /s/ G.M. Ford                                             )
---------------------------------------------------------- )
Name:    G.M. Ford                                         )
Title:   Vice President                                    )


Duly Executed and Delivered on behalf of                   )
SPORTSMARK HOLDINGS INC. by its authorized                 )
signatory(ies):                                            )
                                                           )
                                                           )
                                                           )   c/s
---------------------------------------------------------- )
Name:                                                      )
Title:                                                     )
                                                           )
                                                           )
---------------------------------------------------------- )
Name:                                                      )
Title:                                                     )

THE CORPORATE SEAL of SPORTSMARK                           )
PROMOTIONS INC. was hereunto affixed in the                )
presence of:                                               )
                                                           )   c/s
                                                           )
                                                           )
                                                           )
---------------------------------------------------------- )
Name:                                                      )
Title:                                                     )
                                                           )
                                                           )
---------------------------------------------------------- )
Name:                                                      )
Title:                                                     )

THE CORPORATE SEAL of CLASSROOM 2000 INC.                  )
was hereunto affixed in the presence of:                   )
                                                           )
                                                           )   c/s
                                                           )
                                                           )
---------------------------------------------------------- )
Name:                                                      )
Title:                                                     )
                                                           )
                                                           )
---------------------------------------------------------- )
Name:                                                      )
Title:                                                     )